Exhibit 99.1

At the Company
Kim Hillyer	Jeff Goeser
Director, Communications	Director, Investor Relations and Finance
(402) 574-6523	(402) 597-8464
kim.hillyer@tdameritrade.com	jeffrey.goeser@tdameritrade.com

TD Ameritrade Reports Record 2014 Earnings;
Sixth Consecutive Year of Double-Digit Asset Gathering

Record Diluted Earnings per Share of $1.42, up 16% Year-Over-Year
Record Net Revenues of $3.1B, up 13% Year-Over-Year
Record Net New Client Assets of $53B, 10% Annualized Growth Rate

OMAHA, Neb., October 28, 2014 – TD Ameritrade Holding Corporation (NYSE: AMTD) has released results for fiscal 2014. The Company gathered approximately $53 billion in net new client assets, maintaining its industry-leading double-digit net new client asset growth rate for the sixth consecutive year.

The Company’s results for the fiscal year ended Sept. 30, 2014 include the following: (1)

•	Record $1.42 earnings per diluted share on net income of $787 million

•	Record net new client assets of approximately $53 billion, an annualized growth rate of 10 percent

•	Record average client trades per day of approximately 427,000, an activity rate of 6.9 percent

•	Record net revenues of $3.1 billion, 55 percent of which were asset-based

•	Record investment product fee revenue of $309 million, up 24 percent year-over-year

•	Record pre-tax income of $1.3 billion, or 41 percent of net revenues

•	Record EBITDA(2) of $1.5 billion, or 47 percent of net revenues

•	Record interest rate sensitive assets(3) of $100 billion, up 5 percent year-over-year

•	Record client assets of approximately $653 billion, up 17 percent year-over-year

“With improved investor sentiment, retail investors returned to the markets in 2014, increasing engagement across our platforms and boosting trading volumes. Asset gathering remained strong, as we gathered a record $53 billion of net new client assets, our sixth consecutive year of double-digit growth. In fact, over the last five years, we have gathered a total of $219 billion of net new client assets, one-third of our total client assets,” said Fred Tomczyk, president and chief executive officer. “We had a strong year and have good momentum as we start 2015. We will continue to adapt and evolve as an organization by optimizing newer technologies like big data, social media and mobile, in order to enhance our clients’ investing and trading experience and drive continued strong organic growth.”

“We have worked through significant interest rate compression over the past five years, and yet we continue to strengthen our earning power,” said Bill Gerber, executive vice president and chief financial officer. “Interest rate-sensitive assets have grown to a record $100 billion, mitigating the impact of the macroeconomic environment and giving us the flexibility to invest in and grow the business. As a result, fiscal 2014 earnings were a record $1.42 per diluted share, client assets are at an all-time high of $653 billion, and we effectively returned more than 90 percent of our net income to shareholders in the form of cash dividends and share repurchases. Our proven growth strategy, combined with prudent investments in our future, will help us continue delivering growth and value for our stakeholders in 2015 and beyond.”

Fourth Quarter 2014 Results
In addition, the Company has released its results for the quarter ended Sept. 30, 2014, which include the following: (1)

•	Net income of $211 million, or $0.38 per diluted share, up 6 percent year-over-year

•	Net new client assets of approximately $13 billion, an annualized growth rate of 8 percent

•	Average client trades per day of approximately 403,000, an activity rate of 6.4 percent

•	Net revenues of $795 million, 57 percent of which were asset-based

•	Investment product fee revenue of $83 million, up 24 percent year-over-year

•	Pre-tax income of $342 million, or 43 percent of net revenues

•	EBITDA(2) of $394 million, or 50 percent of net revenues

Capital Management
During the 2014 fiscal year, the Company paid $540 million, or $0.98 per share, in cash dividends, which included four quarterly dividends of $0.12 per share, and a special dividend of $0.50 per share, paid in December 2013. The Company also repurchased approximately 6 million shares of its common stock at a weighted average share price of $31.37 per share.

The Company has declared a $0.15 per share quarterly cash dividend, an increase of 25 percent year-over-year, payable on Nov. 20, 2014 to all holders of record of common stock as of Nov. 6, 2014.

Additionally, on Oct. 22, 2014, the Company issued $500 million in senior notes, bearing an interest rate of 3.625 percent, that will mature on Apr. 1, 2025. The Company will use the net proceeds from the sale of the notes, together with cash on hand, to repay the $500 million aggregate principal amount of its 4.150 percent senior notes that mature on Dec. 1, 2014.

Fiscal 2015 Outlook
The Company has also released an updated Outlook Statement which reflects expected earnings of $1.45 to $1.70 per diluted share for its 2015 fiscal year.

More information on the fiscal 2015 forecast is available through the Company’s Outlook Statement, located in the “Financials & reports” section of its corporate web site, www.amtd.com.

Company Hosts Conference Call
TD Ameritrade will host its September Quarter conference call this morning, Oct. 28, 2014, at 8:30 a.m. EDT (7:30 a.m. CDT). Participants may listen to the conference call by dialing 866-270-1533. The Company will webcast the conference call through www.amtd.com, via the “Presentations & Events” page of the web site. A replay of the phone call will be available beginning at 10:30 a.m. EDT (9:30 a.m. CDT) on Oct. 28, 2014 by dialing 877-344-7529 and entering the Conference ID 10052174. The replay will be available until 9:00 a.m. EDT (8:00 a.m. CDT) on Nov. 5, 2014. A transcript of the call will be available on the Company’s corporate web site, www.amtd.com, via either the “Investor Relations” page or the “Presentations & Events” page beginning Wednesday, Oct. 29, 2014.

Information about the Company’s corporate events, including earnings conference calls and webcasts, can be found by visiting www.amtd.com and clicking on “Investor Relations” and “Presentations & Events.” Click on the date of the event to access all pertinent links and resources. A high speed Internet connection is required in order to view the webcast.

The Company asks that interested parties visit or subscribe to newsfeeds at www.amtd.com for the most up-to-date corporate financial information, presentation announcements, transcripts and archives. The Company also communicates this information via Twitter, @TDAmeritradePR. Web site links, corporate titles and telephone numbers provided in this release, although correct when published, may change in the future.

About TD Ameritrade Holding Corporation
Millions of investors and independent registered investment advisors (RIAs) have turned to TD Ameritrade’s (NYSE: AMTD) technology, people and education to help make investing and trading easier to understand and do. Online or over the phone. In a branch or with an independent RIA. First-timer or sophisticated trader. Our clients want to take control, and we help them decide how - bringing Wall Street to Main Street for more than 39 years. An official sponsor of the 2016 U.S. Olympic and Paralympic Teams, as well as an official sponsor of the National Football League, TD Ameritrade has time and again been recognized as a leader in investment services. Please visit TD Ameritrade's newsroom or www.amtd.com for more information, or read our stories at http://freshaccounts.amtd.com.

Source: TD Ameritrade Holding Corporation

Safe Harbor
This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts or stock price, as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include, but are not limited to: general economic and political conditions and other securities industry risks, fluctuations in interest rates, stock market fluctuations and changes in client trading activity, credit risk with clients and counterparties, increased competition, systems failures, delays and capacity constraints, network security risks, liquidity risks, new laws and regulations affecting our business, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K, filed with the SEC on Nov. 22, 2013 and our latest Quarterly Report on Form 10-Q filed thereafter. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

1 Please see the Glossary of Terms, located in “Investor” section of www.amtd.com for more information on how these metrics are calculated.

2See attached reconciliation of non-GAAP financial measures.

3Interest rate-sensitive assets consist of spread-based assets and money market mutual funds. Ending balances as of Sept. 30, 2014.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org).

TD AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
In millions, except per share amounts
(Unaudited)

	Quarter Ended			Fiscal Year Ended
	Sept. 30, 2014	June 30, 2014	Sept. 30, 2013	Sept. 30, 2014	Sept. 30, 2013
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$332	$317	$306	$1,351	$1,171
Asset-based revenues:
Interest revenue	161	150	120	587	476
Brokerage interest expense	(2)	(1)	(1)	(6)	(7)
Net interest revenue	159	149	119	581	469
Insured deposit account fees	208	202	201	820	804
Investment product fees	83	79	67	309	250
Total asset-based revenues	450	430	387	1,710	1,523
Other revenues	13	16	16	62	70
Net revenues	795	763	709	3,123	2,764
Operating expenses:
Employee compensation and benefits	195	189	170	760	692
Clearing and execution costs	36	35	29	134	109
Communications	31	29	27	116	113
Occupancy and equipment costs	41	39	40	156	160
Depreciation and amortization	23	24	23	95	86
Amortization of acquired intangible assets	23	22	23	90	91
Professional services	38	42	41	155	145
Advertising	45	48	55	250	239
Other	25	19	22	82	73
Total operating expenses	457	447	430	1,838	1,708
Operating income	338	316	279	1,285	1,056
Other expense (income):
Interest on borrowings	6	6	6	25	25
Gain on investments, net	(10)	—	(49)	(10)	(57)
Total other expense (income)	(4)	6	(43)	15	(32)
Pre-tax income	342	310	322	1,270	1,088
Provision for income taxes	131	120	122	483	413
Net income	$211	$190	$200	$787	$675
Earnings per share - basic	$0.39	$0.34	$0.36	$1.43	$1.23
Earnings per share - diluted	$0.38	$0.34	$0.36	$1.42	$1.22
Weighted average shares outstanding - basic	547	551	550	550	549
Weighted average shares outstanding - diluted	551	555	555	554	554
Dividends declared per share	$0.12	$0.12	$0.09	$0.98	$0.86

TD AMERITRADE HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
In millions
(Unaudited)

	Sept. 30, 2014	Sept. 30, 2013
Assets:
Cash and cash equivalents	$1,460	$1,062
Segregated cash and investments	5,116	5,894
Broker/dealer receivables	1,108	1,348
Client receivables, net	11,639	8,984
Goodwill and intangible assets	3,218	3,308
Other	1,290	1,240
Total assets	$23,831	$21,836
Liabilities and stockholders' equity:
Liabilities:
Broker/dealer payables	$2,421	$1,973
Client payables	14,497	13,183
Notes payable	150	—
Long-term debt	1,101	1,052
Other	914	952
Total liabilities	19,083	17,160
Stockholders' equity	4,748	4,676
Total liabilities and stockholders' equity	$23,831	$21,836

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended			Fiscal Year Ended
	Sept. 30, 2014	June 30, 2014	Sept. 30, 2013	Sept. 30, 2014	Sept. 30, 2013
Key Metrics:
Net new assets (in billions)	$13.4	$13.4	$10.1	$53.4	$49.5
Net new asset growth rate (annualized)	8%	9%	8%	10%	10%
Average client trades per day	402,638	401,468	381,657	426,888	373,630
Profitability Metrics:
Operating margin	42.5%	41.4%	39.4%	41.1%	38.2%
Pre-tax margin	43.0%	40.6%	45.4%	40.7%	39.4%
Return on average stockholders' equity (annualized)	17.8%	16.2%	17.3%	16.8%	15.1%
EBITDA(1) as a percentage of net revenues	49.6%	47.4%	52.8%	47.4%	46.7%
Liquidity Metrics:
Interest on borrowings (in millions)	$6	$6	$6	$25	$25
Interest coverage ratio (EBITDA(1)/interest on borrowings)	65.7	60.3	62.3	59.2	51.6
Liquid assets - management target(1) (in billions)	$0.8	$0.8	$0.9	$0.8	$0.9
Cash and cash equivalents (in billions)	$1.5	$1.3	$1.1	$1.5	$1.1
Transaction-Based Revenue Metrics:
Total trades (in millions)	25.6	25.3	24.2	106.9	92.8
Average commissions and transaction fees per trade(2)	$12.97	$12.52	$12.61	$12.62	$12.61
Average client trades per funded account (annualized)	16.1	16.2	15.9	17.4	15.8
Activity rate - funded accounts	6.4%	6.5%	6.4%	6.9%	6.3%
Trading days	63.5	63.0	63.5	250.5	248.5
Order routing revenue (in millions)	$77	$72	$62	$304	$236
Spread-Based Asset Metrics:
Average interest-earning assets (in billions)	$19.3	$18.8	$16.8	$18.6	$15.8
Average insured deposit account balances (in billions)	73.6	72.4	72.0	72.9	68.0
Average spread-based balance (in billions)	$92.9	$91.2	$88.8	$91.5	$83.8
Net interest revenue (in millions)	$159	$149	$119	$581	$469
Insured deposit account fee revenue (in millions)	208	202	201	820	804
Spread-based revenue (in millions)	$367	$351	$320	$1,401	$1,273
Avg. annualized yield - interest-earning assets	3.23%	3.13%	2.77%	3.09%	2.92%
Avg. annualized yield - insured deposit account fees	1.11%	1.10%	1.09%	1.11%	1.17%
Net interest margin (NIM)	1.55%	1.52%	1.41%	1.51%	1.50%
Fee-Based Investment Metrics:
Money market mutual fund fees:
Average balance (in billions)	$5.5	$5.2	$5.3	$5.3	$5.1
Average annualized yield	0.00%	0.00%	0.00%	0.00%	0.02%
Fee revenue (in millions)	$0	$0	$0	$0	$1
Market fee-based investment balances:
Average balance (in billions)	$138.5	$133.3	$117.0	$131.4	$107.7
Average annualized yield	0.23%	0.24%	0.22%	0.23%	0.23%
Fee revenue (in millions)	$83	$79	$67	$309	$249
Average fee-based investment balances (in billions)	$144.0	$138.5	$122.3	$136.7	$112.8
Average annualized yield	0.23%	0.23%	0.21%	0.22%	0.22%
Investment product fee revenue (in millions)	$83	$79	$67	$309	$250
(1) See attached reconciliation of non-GAAP financial measures.
(2) Average commissions and transaction fees per trade excludes TD Waterhouse UK business.
NOTE: See Glossary of Terms on the Company's web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended			Fiscal Year Ended
	Sept. 30, 2014	June 30, 2014	Sept. 30, 2013	Sept. 30, 2014	Sept. 30, 2013
Client Account and Client Asset Metrics:
Funded accounts (beginning of period)	6,237,000	6,146,000	5,943,000	5,993,000	5,764,000
Funded accounts (end of period)	6,301,000	6,237,000	5,993,000	6,301,000	5,993,000
Percentage change during period	1%	1%	1%	5%	4%
Client assets (beginning of period, in billions)	$650.2	$617.1	$523.5	$555.9	$472.3
Client assets (end of period, in billions)	$653.1	$650.2	$555.9	$653.1	$555.9
Percentage change during period	0%	5%	6%	17%	18%
Net Interest Revenue:
Segregated cash:
Average balance (in billions)	$5.3	$5.2	$5.5	$5.3	$4.6
Average annualized yield	0.13%	0.14%	0.09%	0.13%	0.12%
Interest revenue (in millions)	$2	$2	$1	$7	$6
Client margin balances:
Average balance (in billions)	$11.2	$11.0	$8.5	$10.5	$8.6
Average annualized yield	3.69%	3.79%	3.95%	3.81%	3.97%
Interest revenue (in millions)	$105	$105	$86	$405	$345
Securities borrowing/lending:
Average securities borrowing balance (in billions)	$1.1	$1.0	$1.1	$1.1	$1.0
Average securities lending balance (in billions)	$2.4	$2.6	$2.2	$2.5	$2.1
Net interest revenue - securities borrowing/lending (in millions)	$52	$42	$31	$169	$118
Other cash and interest-earning investments:
Average balance (in billions)	$1.7	$1.6	$1.7	$1.7	$1.6
Average annualized yield	0.05%	0.06%	0.09%	0.07%	0.08%
Interest revenue - net (in millions)	$0	$0	$1	$1	$1
Client credit balances:
Average balance (in billions)	$11.8	$11.5	$10.1	$11.2	$9.5
Average annualized cost	0.01%	0.01%	0.01%	0.01%	0.01%
Interest expense (in millions)	$(0)	$(0)	$(0)	$(1)	$(1)
Average interest-earning assets (in billions)	$19.3	$18.8	$16.8	$18.6	$15.8
Average annualized yield	3.23%	3.13%	2.77%	3.09%	2.92%
Net interest revenue (in millions)	$159	$149	$119	$581	$469

NOTE: See Glossary of Terms on the Company's web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Dollars in millions
(Unaudited)
	Quarter Ended						Fiscal Year Ended
	Sept. 30, 2014		June 30, 2014		Sept. 30, 2013		Sept. 30, 2014		Sept. 30, 2013
	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.
EBITDA (1)
EBITDA	$394	49.6%	$362	47.4%	$374	52.8%	$1,480	47.4%	$1,290	46.7%
Less:
Depreciation and amortization	(23)	(2.9)%	(24)	(3.1)%	(23)	(3.2)%	(95)	(3.0)%	(86)	(3.1)%
Amortization of acquired intangible assets	(23)	(2.9)%	(22)	(2.9)%	(23)	(3.2)%	(90)	(2.9)%	(91)	(3.3)%
Interest on borrowings	(6)	(0.8)%	(6)	(0.8)%	(6)	(0.8)%	(25)	(0.8)%	(25)	(0.9)%
Provision for income taxes	(131)	(16.5)%	(120)	(15.7)%	(122)	(17.2)%	(483)	(15.5)%	(413)	(14.9)%
Net income	$211	26.5%	$190	24.9%	$200	28.2%	$787	25.2%	$675	24.4%

	As of
	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013
Liquid Assets - Management Target (2)
Liquid assets - management target	$762	$767	$706	$707	$874
Plus: Broker-dealer cash and cash equivalents	1,090	871	508	926	540
Trust company cash and cash equivalents	53	54	64	60	74
Investment advisory cash and cash equivalents	19	9	14	25	19
Less: Excess broker-dealer regulatory net capital	(464)	(441)	(359)	(409)	(445)
Cash and cash equivalents	$1,460	$1,260	$933	$1,309	$1,062

Note: The term "GAAP" in the following explanation refers to generally accepted accounting principles in the United States.

(1)
EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for covenant purposes under our holding company's senior revolving credit facility. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

(2)
Liquid assets - management target is considered a non-GAAP financial measure as defined by SEC Regulation G. We include the excess capital of our broker-dealer subsidiaries in the calculation of liquid assets - management target, rather than simply including broker-dealer cash and cash equivalents, because capital requirements may limit the amount of cash available for dividend from the broker-dealer subsidiaries to the parent company. Excess capital, as defined below, is generally available for dividend from the broker-dealer subsidiaries to the parent company. We consider liquid assets - management target to be an important measure of our liquidity and of our ability to fund corporate investing and financing activities. Liquid assets - management target should be considered a supplemental measure of liquidity, rather than a substitute for cash and cash equivalents.

We define liquid assets - management target as the sum of (a) corporate cash and cash equivalents, (b) corporate short-term investments and (c) regulatory net capital of (i) our clearing broker-dealer subsidiary in excess of 10% of aggregate debit items and (ii) our introducing broker-dealer subsidiaries in excess of a minimum operational target established by management ($50 million in the case of our primary introducing broker-dealer, TD Ameritrade, Inc.). Liquid assets - management target is based on more conservative measures of broker-dealer net capital than regulatory thresholds require because we prefer to maintain significantly more conservative levels of net capital at the broker-dealer subsidiaries. We consider liquid assets - management target to be a measure that reflects our liquidity that would be readily available for corporate investing and financing activities under normal operating circumstances.